UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):December 22, 2004 (December 17, 2004)

Verso Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-22190	41-1484525

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 THE COMPANY'S 1999 STOCK INCENTIVE PLAN
EX-99.2 THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN

Item 1.01 Entry into a Material Definitive Agreement.

     At the Annual Meeting of Shareholders of Verso Technologies, Inc., a Minnesota corporation (the “Company”), held on December 17, 2004 (the “Meeting”), the shareholders of the Company approved an amendment (the “Incentive Plan Amendment”) to the Company’s 1999 Stock Incentive Plan, as amended (the “Incentive Plan”), to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), underlying the Incentive Plan from 15,000,000 to 17,500,000. The Incentive Plan Amendment became effective upon shareholder approval thereof at the Meeting. A copy of the Incentive Plan as amended by the Incentive Plan Amendment is set forth as Exhibit 99.1 to this Current Report and incorporated herein by this reference.

     At the Meeting, the shareholders of the Company also approved an amendment (the “Purchase Plan Amendment”) to the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Common Stock underlying the Purchase Plan from 1,000,000 to 2,000,000. The Purchase Plan Amendment became effective upon shareholder approval thereof at the Meeting. A copy of the Purchase Plan as amended by the Purchase Plan Amendment is set forth as Exhibit 99.2 to this Current Report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired. None.

     (b) Pro Forma Financial Information. None.

     (c) Exhibits.

99.1 The Company’s 1999 Stock Incentive Plan, as amended.

99.2 The Company’s 1999 Employee Stock Purchase Plan, as amended.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer

Dated: December 22, 2004

EXHIBIT INDEX

99.1 The Company’s 1999 Stock Incentive Plan, as amended.

99.2 The Company’s 1999 Employee Stock Purchase Plan, as amended.

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